Exhibit 23








                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Forms S-8 (Nos. 33-31978, 33-71390 and 33-86672) of Charter Power
Systems, Inc. of our report dated April 24, 1996 relating to the consolidated financial statements of LH Research, Inc., which appears in the Current Report on Form 8-K/A of Charter Power Systems, Inc. dated May 7, 1996.

PRICE WATERHOUSE LLP


Costa Mesa, CA
May 6, 1996